PAGE 1
AMERICAN ENTERPRISE VARIABLE ANNUITY ACCOUNT

EXHIBIT INDEX

Exhibit 1:     Form of Resolution of the Executive Committee.

Exhibit 6.1:   Amendment and Restatement of Articles of
               Incorporation.

Exhibit 6.2:   Amended By-Laws of American Enterprise Life.

Exhibit 15:    Power of Attorney.